SCHEDULE 14C

                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

                                (Amendment No. )

   Check the appropriate box:
   |X| Preliminary information statement  |_|  Confidential, for use of the
   |_| Definitive information statement        Commission only (as permitted by
                                               Rule 14c-5(d)(2))


                        Level Jump Financial Group, Inc.
                        --------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
  |X|      No fee required.

  |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  (1)      Title of each class of securities to which transaction applies:

           N/A
           --------------------------------------------------------------------

  (2)      Aggregate number of securities to which transactions applies:

           N/A
           --------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           N/A
           --------------------------------------------------------------------

  (4)      Proposed maximum aggregate value of transaction:

           N/A
           --------------------------------------------------------------------

  (5)      Total fee paid:

           N/A
           --------------------------------------------------------------------

  |_|      Fee paid previously with preliminary materials.

  |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)      Amount previously paid:

           --------------------------------------------------------------------

  (2)      Form, Schedule or Registration Statement No.:

           --------------------------------------------------------------------

  (3)      Filing Party:

           --------------------------------------------------------------------

  (4)      Date Filed:

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


                        LEVEL JUMP FINANCIAL GROUP, INC.
                            133 Richmond Street West
                                    Suite 401
                                Toronto, Ontario
                                 Canada M5H 2K1



To the Holders of Common Stock, Class A
Preferred Stock and Class B Preferred Stock of
Level Jump Financial Group, Inc.

         Level Jump Financial Group, Inc., a Florida corporation ("Company"), has obtained the written consent of certain of its shareholders of record as of October 31, 2000 approving the sale of thestockpage.com inc., a wholly-owned subsidiary of the Company ("Stockpage"), to Robert Landau and David Roff, two of the Company's directors and officers. Details of the sale of Stockpage and other important information are set forth in the accompanying Information Statement. The disinterested members of the Company's Board of Directors have fully reviewed and unanimously approved the sale of Stockpage and have determined that the consideration is fair to the Company and its shareholders. Under Section
607.0704 of the Florida 1989 Business Corporation Law, action by shareholders to approve the sale may be taken without a meeting by written consent of the holders of the requisite percentage of shares of capital stock of the Company entitled to vote thereon. Holders of approximately 89% of the Company's voting securities have executed a written consent approving the sale as of October 31, 2000. No other vote or shareholder action is required. Pursuant to Section
607.0704 of the Florida 1989 Business Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of the shareholders of the Company. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished with an Information Statement relating to this action along with this letter.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                            By Order of the Board of Directors

                                            Brice Scheschuk
                                            Secretary

Toronto, Ontario, Canada
______________, 2000

                        LEVEL JUMP FINANCIAL GROUP, INC.

                                 ______________

                              INFORMATION STATEMENT

                                 ______________

                    CONCERNING CORPORATE ACTION AUTHORIZED BY
                     WRITTEN CONSENT OF SHAREHOLDERS OWNING
                      A MAJORITY OF SHARES OF CAPITAL STOCK
                            ENTITLED TO VOTE THEREON

                                ________________

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                ________________


         This Information Statement is being furnished to the shareholders of Level Jump Financial Group, Inc., a Florida corporation ("Company"), to advise them of the corporate action described herein, which has been authorized by the written consent of shareholders owning a majority of the voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the Florida 1989 Business Corporation Law ("Florida Law") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations promulgated thereunder.

         The Company's Board of Directors ("Board") announced that the close of business on October 31 , 2000 was the record date ("Record Date") for the determination of shareholders entitled to notice about the proposal authorizing the sale ("Sale") of the Company's wholly-owned subsidiary, thestockpage.com inc. ("Stockpage"), to Robert Landau and David Roff, two of the Company's officers and directors ("Purchasers"). The consideration to be paid by the Purchasers will be (i) the cancellation of 5,912,500 shares of Stockpage's exchangeable stock ("Exchangeable Stock"), each share exchangeable upon certain conditions into one share of the Company's common stock, par value $.0025 per share ("Common Stock"), (ii) the surrender for cancellation of each share of the Company's Class A Preferred Stock ("Class A Stock") and Class B Preferred Stock ("Class B Stock") held by the Purchasers, (iii) the cancellation of employment agreements that the Company has with each of the Purchasers and (iv) $100 in cash.

         On October 30, 2000, the disinterested members of the Board approved the Sale and authorized the Company's officers to obtain written consents from the holders of a majority of the outstanding voting securities of the Company to approve the Sale. Under Section 607.0704 of the Florida Law, any action required or permitted by the Florida Law to be taken at an annual or special meeting of shareholders of a Florida corporation may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the written consent must be given to those shareholders who have not consented in writing within 10 days of obtaining the authorization. On or before October 31, 2000, ten shareholders who include the four directors and officers of the Company ("Majority Shareholders") who are the owners of record of the Company's voting securities having the right to vote the equivalent of 12,619,553 shares of Common Stock (89.11%) executed and delivered to the Company their written consent to the Sale. Accordingly, no vote or further action of the shareholders of the Company is required to approve the Sale.

         The Company is required, in accordance with Rule 14c-2 of the Exchange Act, to mail this Information Statement to shareholders of the Company no later than twenty (20) days prior to the date the Sale will become effective. The Company anticipates that the Sale will become effective twenty (20) days after the mailing of this Information Statement ("Effective Date"). This Information Statement is first being mailed to shareholders on or about _______, 2000. This Information Statement will also constitute notice of the approval of the Sale by less than unanimous written consent to the shareholders who have not so consented thereto as required by Section 607.0704 of the Florida Law.

         The executive offices of the Company are located at 121 Richmond Street West, 7th Floor, Toronto, Ontario, Canada M5H 2K1, and its telephone number is
(416) 777-0477. This Information Statement is furnished for informational purposes only.

                                VOTING SECURITIES

         As of the Record Date, the Company had issued and outstanding 8,249,500 shares of Common Stock, 1 share of the Company's Class A Stock and 1 share of the Company's Class B Stock. Each holder of a share of Class A Stock or Class B Stock is entitled to the number of votes equal to the number of outstanding Exchangeable Stock held by such holder. There are currently 5,912,500 shares of Exchangeable Stock issued and outstanding. The Class A Stock and Class B Stock vote together with the holders of the Common Stock as a single class, except as to matters which applicable law or the Company's Articles of Incorporation require a separate vote. Therefore, the total number of votes eligible to vote on matters submitted to the shareholders at this time is 14,162,000. The consent of the holders of a majority of all of the Company's outstanding voting securities was necessary to authorize the Sale.

                               SUMMARY OF THE SALE

         The following are the most material terms of the proposed Sale.

         o        The consideration offered by the Purchasers for Stockpage is
                  (i) the cancellation of 5,912,500 shares of Stockpage's Exchangeable Stock, (ii) the surrender for cancellation of each share of the Company's Class A Stock and Class B Stock held by the Purchasers, (iii) the cancellation of employment agreements that the Company has with each of the Purchasers and (iv) $100 in cash.

         o Both of the Purchasers are directors and officers of the Company and Stockpage and, therefore, have a conflict of interest with regard to the Sale. Upon the Effective Date, the Company will terminate its existing employment agreements with the Purchasers, and the Company will no longer be obligated to pay them their previous salaries or provide them with the agreed upon benefits. The Purchasers will, however, remain directors and officers of the Company.

         o The disinterested members of the Board and management have determined that the Sale is not a sale of all, or substantially all, of the Company's assets under Florida Law. Therefore, shareholders will not be entitled to dissenters' rights, and all shareholders, including those that disagree with the Sale or that were not asked to execute a consent, will be forced to accept the Company's decision to proceed with the Sale without recourse.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table and accompanying footnotes set forth certain information as of October 30, 2000 with respect to the stock ownership of (i) those persons known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer whose compensation exceeded $100,000 in the fiscal year ended December 31, 1999, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the table below, the business address of each of the persons listed is care of the Company, 121 Richmond Street West, 7th Floor, Toronto, Ontario, Canada M5H 2K1.

                                                       Amount and Nature of           Percent of
Name and Address of Beneficial Owner                   Beneficial Ownership       Outstanding Shares
------------------------------------                   --------------------       ------------------
ZDG Holdings Inc.                                          6,431,823 (1)                 45.4%
    23 Sandfield Road
    Toronto, Ontario M3B 2B5
Robert Landau                                                780,573 (1)                  5.5%
David Roff                                                 4,293,481 (2)                 30.3%
Brice Scheschuk                                              790,625                      5.6%
Glen Akselrod                                                790,625                      5.6%
All executive officers and directors as a group (4
persons).........................................         12,306,554 (3)                 86.9% (4)


------------------------------------

(1) Includes 3,547,500 shares which may be issued upon exercise of the retraction rights of Stockpage's Exchangeable Stock and 1 share of Class A Stock. Also includes 780,573 shares of the Company's Common Stock owned by Mr. Landau. ZDG Holdings Inc. is a corporation wholly owned by the spouse of Mr. Landau, Ms. Marni Miller. Mr. Landau is the sole director and president of ZDG Holdings Inc.

(2) Includes 2,365,000 shares which may be issued upon exercise of the retraction rights of Stockpage's Exchangeable Stock and 1 share of Class B Stock.

(3) Includes 5,912,500 shares of which may be issued upon exercise of the retraction rights of Stockpage's Exchangeable Stock and the Class A Stock and Class B Stock.

(4)  Excludes options.


                                SALE OF STOCKPAGE

Background of the Company and Stockpage

         The Company is a Florida corporation that was incorporated on January 8, 1980 under the name Skyfreight, Inc. On September 9, 1994, the Company's name was changed to Caldera Corporation Inc. and then on September 6, 1996 to Caldera Corporation. In January 2000, the Company's name was changed again to its present name. From 1980 until 1986, Caldera was engaged in the air freight business in Miami, Florida. During 1994, Caldera acquired options to purchase gold mining leases located in Chile and in Alaska and on April 26, 1997 the leases were transferred to Au International Inc. (a related party) in exchange for the assumption of all of Caldera's liabilities. From April 1997 until October 1999, Caldera had no business operations.

         On October 20, 1999, the Company's Board (at the time Caldera Corporation) entered into an Agreement and Plan of Exchange with Level Jump Financial Group, Inc. ("Level Jump Colorado"), a Colorado corporation, which was consummated on October 28, 1999 whereby the Company issued 5,087,500 shares of Common Stock in exchange for all 3,700,000 shares of common stock of Level Jump Colorado. In addition, the Company agreed to assume Level Jump Colorado's obligation to issue shares of Common Stock that could result in the issuance of 5,912,500 shares under exchangeable share agreements and 2,750,000 Shares under a Performance Equity Plan. As part of the transaction, the directors of Level Jump Colorado were appointed to the Company's Board and the Company's former directors resigned from the Board. Prior to the acquisition of Level Jump Colorado, the Company had no significant operations. The transaction was accounted for as an issuance of stock for the net assets of Level Jump Colorado, accompanied by a recapitalization. Level Jump Colorado's assets were recorded at carryover basis and no goodwill was recorded from the transaction. Level Jump Colorado's historical financial statements became those of the Company. On January 31, 2000, the Company completed a reorganization ("Reorganization") whereby Level Jump Colorado was merged into the Company and the Company assumed all of Level Jump Colorado's obligations.

         Stockpage was incorporated in Ontario, Canada on August 27, 1997 as a financial public relations services corporation. On March 29, 1999, the shareholders of Stockpage formed Level Jump Colorado, a Colorado corporation. Thereafter, on June 1, 1999, Level Jump Colorado acquired Stockpage. The acquisition was accounted for on a continuity of interest basis as Level Jump Colorado and Stockpage were controlled by the same shareholders before and after the purchase and sale transaction. In connection with the Reorganization, Stockpage became the Company's wholly-owned subsidiary.

         Through Stockpage, the Company has provided financial public relations services to its customers. These services are aimed at small and micro-cap companies typically listed on the Over-the-Counter Bulletin Board. Stockpage has offered a variety of services including web-based and traditional investor relations services. In addition, Stockpage's web site has included charts, free real-time stock quotes, delayed stock, option and mutual fund quotes, market information, business and financial news, and SEC information.

Background of the Sale

         Economic and business challenges which Stockpage has experienced during the last year led the Board to undertake a general review of the Company's long-term strategy and prospects for Stockpage's business. As a result of a number of factors, the Board determined to consider a sale of Stockpage as a means of preserving shareholder value. The Board determined, however, not to publicly solicit buyers for Stockpage since such methods would, in its view, have given the impression that the Company was in a distressed position.

         Beginning in 1999 and continuing in 2000, the business of Stockpage began to encounter increasing competition from Internet investor relations companies and other Internet financial service companies, as well as base competition from other investor relations companies. During the same period, the Company incurred increasing expenses related to Stockpage's operations in an attempt to meet competition and to expand the business. Stockpage's revenues for the nine months ended September 30, 2000 have declined to $____ from $___ in the comparable period in 1999. Stockpage has signed up only two new clients thus far in 2000 and has no strong prospects for additional clients. Based on management's projections, the Board does not expect Stockpage's revenues or numbers of clients to improve in the future.

         On October 30, 2000, the Board met to consider the general terms and conditions of a proposed sale of Stockpage. In its evaluation, the Board reviewed the operations of the Company and the actions taken by management to contain expenses associated with its overall operations and the business of Stockpage. Over the past two months, the Company has reduced Stockpage's staff by half and stopped paying management salaries as a result of the overall liquidity crunch being experienced by the Company. A significant portion of the capital resources of the Company during fiscal year 2000 were being devoted to Stockpage. Based on these factors, the Board determined that in light of the liquidity crunch, this use of capital was not in the best interests of the Company. In addition, because of the overall liquidity crunch, the then independent auditors of the Company insisted on including a going concern note in the financial statements for the fiscal quarter ended June 30, 2000. Stockpage continues to carry a large tax obligation to the Canadian government and does not have any liquid assets to pay the amount due. Stockpage has largely liquidated the assets that it could sell to cover its expenses to date. Therefore, based on the absence of positive prospects for Stockpage and its continuing expenses and current obligations, the Board concluded that it was important to explore the possibility of selling Stockpage.

         The Board reviewed a variety of options for the sale of Stockpage. The Board, however, determined that the available alternatives to the proposed Sale did not have the same overall benefits of those that the Purchasers' offer had. For a more detailed discussion of the possible alternatives to the Sale, see the section below entitled "Reasons for the Sale - Lack of Available Alternatives."

         The Board then examined the possibility of selling Stockpage to the Purchasers. In considering the Sale, the Purchasers and the other members of the Board were keenly aware of the potential conflicts of interest that existed with regard to the Sale. In order to avoid any appearance of impropriety, the Purchasers were excused from the Board's discussion. In evaluating the Purchasers' offer, the Board analyzed the overall impact of the Sale on the ongoing operations of the Company, the positive and negative factors of the Sale and the considerations regarding the Purchasers' conflicts of interest in the Sale. Each of the Purchasers own shares of the Company. If the Sale were to be approved, the Purchasers would be on both sides of the transaction (as significant shareholders of the seller and as the purchasers). After carefully evaluating these and other factors discussed herein, the Board determined that the consideration for Stockpage, in light of its recent economic trouble, was fair in all respects and that the offer was as good as one the Company could expect to receive from a non-affiliated third party. For a more detailed discussion of the fairness of the consideration for Stockpage, see the discussion below entitled "Reasons for the Sale - Fairness of the Terms of the Sale."

Board and Shareholder Approval

         Based on the foregoing, the Board determined that it was in the best interest of the Company and its shareholders to approve the Sale and the transactions contemplated thereby. The Board then authorized the officers of the Company to seek shareholder approval of the Sale. Under Florida Law, the Sale requires the affirmative vote or consent of a majority of all of the outstanding voting securities entitled to vote on the transaction. On or before October 31, 2000, ten shareholders who include the four directors and officers of the Company ("Majority Shareholders") who are the owners of record of the Company's voting securities having the right to vote the equivalent of 12,619,563 shares of Common Stock (89.11%)executed and delivered to the Company their written consent to the Sale, such consent being sufficient under Florida Law to approve the Sale.

         On October 31, 2000, the Company announced the consummation of the Sale through a press release. On October 30, 2000, the business day immediately preceding the public announcement of the Sale, the bid and ask prices of the Company's Common Stock on the OTC Bulletin Board were $.1875 and $.25, respectively.

Background and Interests of the Purchasers

         Mr. Landau and Mr. Roff co-founded the Company in March 1999 and co-founded Stockpage in August 1997. Both hold positions with the Company and Stockpage and both are on the Board.

         Robert Landau has been President of the Company and Stockpage since their respective inceptions. Mr. Landau designed Stockpage's first web site and was one of the pioneers of on-line investment newsletters. He has significant experience in capital markets, Internet marketing, investor relations and web site design. Mr. Landau is responsible for the Company's and Stockpage's strategic direction and overall management. He is also actively involved in sales to investor relations clients. Prior to founding the Company and Stockpage, Mr. Landau worked for Watson Wyatt from February 1995 to February 1998. Watson Wyatt is an actuarial consultant to some of the largest pension plans in Canada. He has a Bachelor of Commerce - Actuarial Science and Finance degree from the University of Toronto in Toronto, Ontario, Canada.

         David Roff, CA, has been Vice President and Treasurer of the Company since its inception. Mr. Roff is also responsible for Stockpage's marketing campaigns that resulted in member growth to more than 30,000 members. He has significant experience in Internet marketing, capital markets and financial management. Mr. Roff is responsible for Company's and Stockpage's human resources, administration and internal operations. Mr. Roff is a Canadian Chartered Accountant and previously worked for Coopers & Lybrand Consulting (now PricewaterhouseCoopers) in Toronto from May 1995 to March 1998 where he advised large financial institutions, investment fund complexes and other organizations on technology and internal control strategies. Mr. Roff has a Bachelor of Arts degree from the University of Western Ontario in London, Ontario, Canada.

         On May 1, 1999, the Company and Stockpage signed written employment agreements with Robert Landau and David Roff. Mr. Landau acts as the president of the two companies and is compensated at an annual rate of $330,000. Mr. Roff acts as the Vice President Operations and Administration and is compensated at an annual rate of $256,000. These employment agreements have been amended to reduce the salaries due thereunder to approximately $60,000 per year. Upon the Effective Date, these employment agreements will be cancelled.

         Mr. Landau is the owner of 780,573 shares of the Company's Common Stock. Mr. Landau is also the sole director and president of ZDG Holdings Inc. ("ZDG"), an Ontario corporation. ZDG is a corporation wholly owned by the spouse of Mr. Landau. ZDG's beneficial ownership of the Company's Common Stock, described in full under the section entitled "Security Ownership of Certain Beneficial Owners," includes 3,547,500 shares of the Company's Exchangeable Stock and 1 share of Class A Stock which will be used to purchase Stockpage.

         Mr. Roff is the owner of 1,928,481 shares of the Company's Common Stock. In addition, Mr. Roff's beneficial ownership, as described in full under the section entitled "Security Ownership of Certain Beneficial Owners," includes 2,365,000 shares of the Company's Exchangeable Stock and 1 share of Class B Stock which will be used to purchase Stockpage.

Reasons for the Sale

         The Board believes that the Sale is expedient and in the best interests of the Company and its shareholders for a number of reasons. In reaching its determination, the Board consulted with the Company's management and considered the positive and negative factors of the Sale including the following:

         Competitive Nature of the Industry

         Stockpage's business has been encountering increasing competition from Internet investor relations companies and other Internet financial service companies, as well as the base competition from other investor relations companies. The Board and management considered the fact that the financial public relations services industry is extremely competitive and is likely to become more so in the future. Many of Stockpage's competitors are larger and have substantially greater resources, financial and otherwise, than Stockpage. In addition, Stockpage may face competition from other new entrants into its markets and there is no assurance that Stockpage could compete favorably with all or any of its competitors.

         Lack of Available Alternatives

         The Board examined a variety of alternatives regarding the business of Stockpage. The Board initially considered a sale of Stockpage's operations to an unaffiliated third party. The Board, however, concluded that because of certain unique issues relating to the original and any other acquisition of a Canadian company by a United States company, as well as specific obligations relating to the operations of Stockpage, there would be very little interest from third parties. The Board also believed that little interest would arise from third parties due to the competitive market in financial public relations, the low start-up costs for such businesses, the absence of significant goodwill in Stockpage's operations, and the history of expenses and losses associated with Stockpage's results of operations. The Board also considered simply closing the operations of Stockpage. It was decided, however, that to close Stockpage's operations would not be the most advantageous course of action if a purchaser could be found.

         Fairness of the Terms of the Sale

         The Board and the Company's management believes that, in light of the above-described difficulties affecting Stockpage's business, the consideration offered by the Purchasers was fair in all respects. The Purchasers have agreed to acquire Stockpage for (i) the cancellation of their right to acquire 5,912,500 shares of Common Stock of the Company pursuant to the outstanding Exchangeable Stock which they hold, (ii) the surrender for cancellation of the Class A Stock and Class B Stock, and (iii) the cancellation of the employment agreements between the Company and each of the Purchasers. The estimated market value of the share component of the consideration is $1,293,359 and there are other indeterminant benefits to the Company from the termination of the employment contract obligations and transfer and assumption of the continuing obligations of Stockpage by the Purchasers as a result of their acquiring the stock of the subsidiary. Considering the limitations on the ability to sell Stockpage, the elimination of the Exchangeable Stock and the assumption of the obligations of Stockpage by the Purchasers, the Board believes that the transaction provides the best available option to the Company.

         Benefits of the Structure of the Sale

         The Board of Directors believes that the structure of the Sale presents certain benefits to the Company. The sale of Stockpage to the Purchasers allows the transaction to be completed on an accelerated basis as the Purchasers are intimately aware of the Company's and Stockpage's business. Due to the Purchasers' relationship with the Company and Stockpage, the terms of the Sale were able to be agreed upon under congenial conditions. Additionally, in connection with the Sale, the Purchasers will assume all of the obligations of Stockpage and will be responsible for paying and satisfying many of Stockpage's liabilities. This structure was very favorable to the Company as it releases it from the current liabilities and future liabilities that Stockpage may incur except for the guarantees it has on the lease at the Toronto location and a furniture lease for items in the Toronto office. The Company will remain liable on its intercompany loans from Stockpage in the amount of $580,000.

No Dissenters' Rights

         Florida provides dissenters' rights for the disposition of all, or substantially all, of a Florida corporation's assets under Section 607.1202 of the Florida Law. The disinterested members of the Board and management, however, have determined that the Sale does not provide for the disposition of all, or substantially all, of the Company's assets. Accordingly, shareholders who disagree with the Sale or who have not consented thereto in writing will be forced to accept the Board's decision to effectuate the Sale with no recourse.

Certain Relationships and Related Transactions

         Acquisition of Stockpage by the Company

         On June 1, 1999, the Company (at that time, Level Jump Colorado) acquired all of Stockpage's issued and outstanding common shares. The acquisition comprised the following elements:

         o Stockpage's articles of incorporation were amended to create the Exchangeable Stock;

         o The Company amended its charter to create the Class A Stock and Class B Stock, and Stockpage subscribed for and was issued one share of each such class;

         o Stockpage purchased from Messrs. Landau and Roff, the two previous common shareholders of Stockpage, for cancellation all of Stockpage's previously issued and outstanding common shares for consideration consisting of 9,300,000 shares of Exchangeable Stock and the two shares of the Company's Class A Stock and Class B Stock;

         o The Company subscribed for and was issued 100 common shares of Stockpage;

         o Each of Messrs. Landau and Roff entered into a Voting and Exchange Agreement with the Company and Stockpage; and

         o        The Company and Stockpage entered into a Support Agreement.

         On October 14, 1999, Messrs. Landau and Roff agreed to modify the terms of the Exchangeable Stock to reduce the number of outstanding shares from 9,300,000 to 4,300,000 and modify the corresponding agreements. In exchange for the modification, Messrs. Landau and Roff were issued an aggregate of 5,000,000 shares of Stockpage's Preference Shares, no par value ("Preference Shares"). In connection with the Sale, the shares of Exchangeable Stock and Class A Stock and Class B Stock issued to Stockpage and the Purchasers will be cancelled upon the Effective Date.

         Support Agreement

         The Company and Stockpage entered into a Support Agreement pursuant to which the parties agreed that no dividends would be declared or paid on the Company's Common Stock unless Stockpage simultaneously declared and paid an economically equivalent dividend (after appropriate adjustments for currency translations) on the Exchangeable Stock. The Support Agreement also provided that the Company would do all things necessary to ensure that Stockpage would be able to make all payments on the Exchangeable Stock required in the event of the liquidation, dissolution or winding-up of Stockpage or the retraction of Exchangeable Stock by a holder. The Support Agreement also contained certain restrictions on the Company's issuance of additional securities or the incurrence of additional indebtedness without the prior approval of Stockpage's shareholders and the holders of the Exchangeable Stock.

         The Support Agreement provided that so long as any shares of Exchangeable Stock were owned by a holder other than the Company or its affiliates, the Company would be, and remain, the direct or indirect beneficial owner of all outstanding shares of Stockpage other than such shares.

         Upon the Effective Date, the Support Agreement will be terminated and will have no further force or effect.

         Voting and Exchange Agreements Relating to the Exchangeable Stock

         The Company and Stockpage entered into a Voting and Exchange Agreement with each of the Purchasers, pursuant to which each of Mr. Landau and Mr. Roff were granted (i) voting rights with respect to matters presented to shareholders and (ii) rights relating to the exchange of the shares of Exchangeable Stock for shares of Common Stock. Upon consummation of the Sale, the Voting and Exchange Agreements will be terminated and have no further force or effect.

         Preference Shares

         Stockpage has 5,000,000 shares of Preference Shares issued and outstanding shares. These shares do not have any voting rights except as required by law and in other designated circumstances. The Preference Shares are entitled to receive dividends, subject to the prior rights of the Exchangeable Stock, at the non-cumulative rate of 12% per annum of the redemption amount, currently CD$0.265 (US$0.1715) per share ("Redemption Amount"), when and as declared by the Stockpage's board of directors. The Preference Shares are subject to redemption by Stockpage, in whole or in part upon payment of the Redemption Amount and declared but unpaid dividends. In the event of a liquidation, dissolution or winding-up of Stockpage, subject to the rights of higher ranking shares, the Preference Shares are entitled to payment of the Redemption Amount prior to any payment in respect of junior ranking securities.

         Loans to/from Related Parties

         The Company or its subsidiaries may lend funds to directors and officers. At September 30, 2000, the Company had no loans outstanding to related parties.

         The Company or its subsidiaries may borrow funds from related parties. At December 31, 1999, the Company had no borrowings outstanding from related parties. At December 31, 1998, the Company had borrowed $58,030 from Rolling Capital Corporation, a company that was owned by certain officers and directors of Stockpage. The amount was repaid by the Company in 1999. At September 30, 2000 the Company had borrowings of $615 from a related party.

                              AVAILABLE INFORMATION

         Please read all the sections of the Information Statement carefully. It describes the terms of the Sale and contains certain other information concerning the Purchasers and the Company. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The following documents, which are on file with the Commission (Exchange Act File No. 1-13478) are incorporated in this Information Statement by reference and made a part hereof:

         o Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Commission on March 21, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed with the Commission on August 11, 2000; and

         o Current Report on Form 8-K, dated September 19, 2000, filed with the Commission on September 25, 2000.

         The Company's Registration Statement on Form 10 (File No. 0-27728), which contains descriptions of the Company's Common Stock, is also incorporated in this Information Statement by reference and made a part hereof.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the Effective Date shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

         The Company will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 121 Richmond Street West, 7th Floor, Toronto, Ontario, Canada M5H 2K1, Attention: Investor Relations (telephone number: (416) 777-0477).

                                        LEVEL JUMP FINANCIAL GROUP, INC.



Toronto, Ontario, Canada

________________________, 2000

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